Exhibit 10.1

Execution Version

Golub Capital BDC, Inc.

Shares of Common Stock, par value $0.001 per share

First Amendment to the Equity Distribution Agreement

This First Amendment, dated December 4, 2024 (this “Amendment”), is to that certain Equity Distribution Agreement, dated October 6, 2023, by and among Golub Capital BDC, Inc., a Delaware corporation (the “Company”), GC Advisors LLC, a Delaware limited liability company (the “Adviser”), and Golub Capital LLC, a Delaware limited liability company (the “Administrator”), on the one hand, and Keefe, Bruyette & Woods, Inc. and Regions Securities LLC (each, a “Placement Agent” and collectively, the “Placement Agents”), on the other hand (the “Equity Distribution Agreement”).

WHEREAS, the Company, the Adviser, the Administrator and the Placement Agents desire to amend certain provisions of the Equity Distribution Agreement with effect on and after the date hereof.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

1. Amendments to Section 6(b). Section 6(b) of the Equity Distribution Agreement is amended and restated as follows:

Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the first (1st) Trading Day following the date on which such sales are made or such other date as may be mutually agreed by the Company and the Designated Agent (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Designated Agent at which such Placement Securities were sold, after deduction for (i) Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

2. Amendments to Section 6(g). Section 6(g) of the Equity Distribution Agreement is amended and restated as follows:

Restrictions on Sales. Notwithstanding any other provision of this Agreement, no sales of Securities shall take place, and the Company shall not request the sale of any Securities, and the Placement Agents shall not be obligated to sell any Securities, during any period in which the Company is in possession of material non-public information.

3. Consent to Amendment. Each of the Company, the Adviser, and the Administrator and the Placement Agents by the execution of this Amendment hereby consents to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.

4. No Other Amendments. No other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all annexes and exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

5. Governing Law and Time. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company, the Adviser and the Administrator hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Adviser and the Administrator irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

6. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by each of you, this Agreement and such acceptance hereof shall constitute a binding agreement among each of you, the Company, the Adviser and the Administrator.

[Signature pages to follow]

Very truly yours,

GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	Chief Executive Officer

GC ADVISORS LLC

By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	President

GOLUB CAPITAL LLC

By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	President

[Signature Page to First Amendment to Equity Distribution Agreement]

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Al Laufenberg
	Name:	Al Laufenberg
	Title:	Managing Director

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director – ECM

[Signature Page to First Amendment to Equity Distribution Agreement]